Exhibit 99.1

NextPlat Announces Second Quarter 2023 Results

Company Increases Strategic Ownership of Progressive Care Inc. as it Expands its Exposure to the Rapidly Growing Healthcare Sector

COCONUT GROVE, FL – August 14, 2023 – NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat” or the “Company”), a global e-commerce provider, today announced financial results for the three months ended June 30, 2023.

“During the second quarter, we were able to build upon the strength and new capabilities of our global e-commerce platform to expand the scale and scope of our offerings and grow our presence in key consumer geographies including the United States and Asia. We also executed against two strategic growth initiatives: the successful recapitalization of Progressive Care Inc. and the launch of our exciting e-commerce development program with Alibaba’s Tmall Global providing clients with access to the multi-trillion-dollar Chinese consumer marketplace,” said Charles M. Fernandez, Executive Chairman and CEO of NextPlat.

Financial highlights of the three months ended June 30, 2023, included:

●         Revenues for the second quarter and six months of 2023 were approximately $3.0 million and $5.8 million, respectively, an increase from revenues of approximately $2.9 million reported in the second quarter of 2022, and a decrease of revenues reported in the six months to June 30, 2023, of approximately $0.6 million. The decrease was attributed to revenues in the three and six months of 2022 from an unprecedented surge in demand for connectivity solutions following the outbreak of war in Ukraine which contributed to approximately 20% of the revenue reported during the six months ended June 30, 2022. Second quarter 2023 sales were driven largely by strength in Asia, where sales doubled from the first quarter 2023, and in the United States due to increased product listings and availability, both of which largely offset weakness in European sales.

●         Gross margins increased significantly to 28.5% for the quarter ended June 30, 2023, up from 19.8% reported for the quarter ended June 30, 2022, and up sequentially from 21.6% reported in the first quarter of 2023. The ongoing margin improvement reflects the greater efficiencies of the Company’s global e-commerce platform, reduced shipping charges and increases in high-margin recurring airtime revenue which reached record levels during the second quarter of 2023.

●         Operating expenses for the three months ended June 30, 2023, were approximately $4.2 million driven primarily by an increase in stock-based compensation, salaries and wages increases, severance and bonus payments, and professional fees.

●         Net loss for the quarter ended June 30, 2023, was approximately $4.3 million compared to a net loss of approximately $1.7 million reported for the quarter ended June 30, 2022. The loss in the second quarter of 2023 includes a non-cash charge of approximately $1.4 million (“Net Loss in Equity of Affiliate”) related to the Company’s strategic investment in Progressive Care Inc. (“Progressive Care”). Specifically, the loss was due to the full conversion of Progressive Care’s outstanding convertible debt.

●         The Company ended the second quarter of 2023 with approximately $20.6 million in cash.

David Phipps, President of NextPlat and CEO of Global Operations, added, “Our global e-commerce platform delivered robust sales performance in the second quarter, notably in important markets such as North America and Asia which continued to grow as we completed transactions in over 120 countries. We are particularly pleased by the growth we are seeing at our Company-operated e-commerce storefronts as customer interest in new products now available from our partners is also driving increased recurring airtime contract revenue. Although headwinds such as product availability for certain products remain below ideal levels and market-specific issues in Europe remain, early third quarter data suggests our performance remains on track, providing us with confidence in our ability to continue delivering organic growth across the business.”

Operational and organizational highlights of the quarter ended June 30, 2023, and recent developments included:

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NextPlat increased its ownership in Progressive Care and, together with its CEO and one of its directors, controls an aggregate voting interest of 53% of Progressive Care’s issued and outstanding voting stock. This will enable NextPlat to include in its financial reporting Progressive Care's financial position, results of operations, and cash flows beginning July 1, 2023. In 2022, Progressive Care reported annual revenues of approximately $40.6 million.

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The Company launched its e-commerce development program supported by a merchant sourcing agreement with Alibaba’s Tmall Global, China's biggest business-to-consumer (B2C) e-commerce platform in April, enabling Florida-based companies to access the multi-billion-dollar Chinese consumer market. The Company is currently engaged with multiple potential customers who are interested in utilizing NextPlat to facilitate the sale of various products such as pharmaceuticals, nutraceuticals, and veterinary products, to consumers in China. E-commerce development programs will be announced as soon as they are finalized.

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E-commerce transaction volumes at the Company’s owned and operated websites in the UK and United States continued to grow throughout the second quarter setting monthly performance records. The Company also saw strong performance in several of its global marketplaces including in Asia where sales doubled from first quarter levels and in North America which increased approximately 44% from the first quarter driven by the addition of over 350 new product listings on the Company’s US e-commerce platforms.

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The Company’s upgraded enterprise resource planning (“ERP”) system continues to increase the efficiency of NextPlat’s global e-commerce platform, allowing it to optimize pricing and inventory levels to adapt to customer demand and competition while speeding the listing of new products more quickly. Subject to product availability, NextPlat will continue to utilize the expanded capabilities of its ERP platform to diversify its offerings with additional product listings, particularly in the United States and the U.K.

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On April 13, 2023, the Company completed a private placement of common stock, receiving gross proceeds of approximately $6.0 million. On May 11, 2023, NextPlat utilized a portion of the proceeds of this private placement to further solidify its position as a controlling shareholder of Progressive Care. The Company intends to utilize additional proceeds from this offering combined with working capital from operations to support continued growth of its e-commerce platform, its further expansion into the rapidly growing healthcare sector through its strategic investment in Progressive Care, and potential acquisitions and joint ventures.

Mr. Fernandez concluded, “Our team continues to focus on leveraging the power of the NextPlat platform to help our customers and partners create new revenue sources and rapidly grow their businesses. Through additional investments into our organic growth and selective acquisitions and joint ventures, we believe we there are many near-term opportunities to deepen our technology capabilities and expand our offerings, unlocking the true value of e-commerce.”

About NextPlat Corp

NextPlat is a global e-commerce platform company created to capitalize on multiple high-growth sectors and markets for physical and digital assets. The Company intends to collaborate with businesses, optimizing their ability to sell their goods online, domestically, and internationally, and enabling customers and partners to optimize their e-commerce presence and revenue. NextPlat currently operates an e-commerce communications services division through its Global Telesat Communications Ltd and Orbital Satcom Corp business units that offer voice, data, tracking, and IoT services to customers worldwide through multiple global storefronts.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to launch additional e-commerce capabilities for physical and digital assets, transact business in crypto currencies and its ability to grow and expand as intended, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating), including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net